Exhibit 99.1

GSRX Industries Inc. Announces it has entered into an Option Agreement, with a Royalty Right, to sell its wholly-owned subsidiary Project 1493, LLC.

May 8, 2020

Dorado, PR – GSRX Industries, Inc. (OTC PINK: GSRX) (the “Company” or “GSRX”) is pleased to announce it has entered into an option agreement (the “Option Agreement”) with a royalty right with Natural Ventures PR, LLC (“NVPR”) allowing NVPR to acquire 100% of the issued and outstanding membership interest of GSRX’s wholly-owned subsidiary, Project 1493, LLC (the “1493 Membership Interest”). Project 1493, LLC holds all of GSRX’s operating and issued Puerto Rican dispensaries and cannabis licenses.

The right of NVPR to exercise the Option and acquire the 1493 Membership Interest is conditional upon NVPR performing or causing to be performed by its parent company Chemesis International Inc. certain milestones under the Option Agreement within the applicable timelines thereunder. Immediately upon NVPR completing, or causing Chemesis to complete, as the case may be, NVPR will be deemed to have acquired all of the 1493 Membership Interest (“Exercise of the Option”).

Upon Exercise of the Option, NVPR and GSRX shall enter into a royalty agreement (the “Royalty Agreement”), the form of which was negotiated concurrent with the Option Agreement, pursuant to which NVPR shall grant to GSRX a revenues interest royalty and the right to receive payments in respect thereof equal to five percent (5%) of the revenues realized by NVPR from the operations of 1493 in Puerto Rico for a period of five years.

Prior to the Exercise of the Option, either NVPR or GSRX may terminate the Option Agreement upon delivering notice to the other of its intention to terminate. If GSRX elects to terminate, then NVPR will not acquire the 1493 Membership Interest and GSRX must, as a condition precedent to such election: (i) return all cash payments it received under the terms of the Option Agreement; (ii) return the Chemesis Shares (if any) it received under the terms of the Option Agreement; and (iii) pay to Chemesis a break fee of US$100,000. If NVPR elects to terminate, then NVPR will not acquire the 1493 Membership Interest and GSRX will be entitled to keep the Initial Cash Payment. Subject to termination of the Option Agreement as described above, the term of the Option is 15 months after the Effective Date.

The Option shall be secured by way of the grant of a security interest in the 1493 Membership Interests in favor of NVPR.

The Company has also entered in to an amended and restated loan agreement with Chemesis where Chemesis has agreed to pay its wholly-owned subsidiary, Andalucia 511, LLC $277,839.43 by Noveber 6, 2020 (the “LOAN”).

On Behalf of The Board of Directors

Troy Nihart

Interim CEO and President and Chairman

About GSRX Industries Inc.

GSRX Industries Inc. through its subsidiaries, is in the business of acquiring, developing, and operating retail cannabis dispensaries and non-THC CBD retail stores. GSRX also is in the process of expanding its business to include distribution, extraction and light manufacturing, and delivery of cannabis and cannabinoid products. Currently, GSRX operates five cannabis dispensaries in Puerto Rico under the name Green Spirit RX and one dispensary in California under the name The Green Room. GSRX also owns and operates the e-commerce site GetPureAndNatural.com, which offers a broad range of premium hemp extract products.

Investor Relations

ir@gsrxindustries.com

Forward-Looking Information: This news release contains “forward-looking information” within the meaning of applicable securities laws, including with respect to the potential exercise of the Option and completion of Milestones related thereto. Generally, forward-looking information can frequently, but not always, be identified by use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or statements that certain actions, events, conditions or results “will”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotations thereof. All statements other than statements of historical fact may be forward-looking statements. Forward looking-information in this news release includes, but is not limited to, statements with respect to completion of the Milestones within the mandated timelines, the Exercise of the Option, the acquisition of the 1493 Membership Interest by NVPR and the entering into the Royalty Agreement. Although the Company believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned not to place undue reliance on forward-looking information. Such forward-looking information is subject to risks and uncertainties that may cause actual results, performance and developments to differ materially from those contemplated by the forward-looking information, such as the risk of that NVPR or Chemesis, as applicable, will not be able to complete the Milestones within the mandated timelines. Although the Company has attempted to identify important factors that would cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Except as required by law, the Company expressly disclaims any obligation and does not intend, to update any forward-looking information in this news release. Although the Company believes that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct and makes no reference to profitability based on sales reported. The statements in this news release are made as of the date of this release.